As filed with the Securities and Exchange Commission on December 16, 2014

Registration No: 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMMERSION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-3180138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30 Rio Robles, San Jose, CA	95134
(Address of Principal Executive Offices)	(Zip Code)

2011 EQUITY INCENTIVE PLAN, AS AMENDED

(Full Title of the Plan)

Victor Viegas

President and Chief Executive Officer

Immersion Corporation

30 Rio Robles

San Jose, CA 95134

(Name and Address of Agent For Service)

(408) 467-1900

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Douglas N. Cogen

Jeffrey R. Vetter

FENWICK & WEST LLP

555 California Street

San Francisco, CA 94104

Telephone: (415) 875-2300

Facsimile: (415) 281-1350

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, issuable pursuant to 2011 Equity Incentive Plan, as amended	1,400,000	$8.765	$12,271,000	$1,425.89

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued under the 2011 Equity Incentive Plan, as amended, in connection with any stock split, stock dividend or similar transaction.
(2)	Estimated solely for the purpose of computing the amount of registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act based on the average of the high and low prices of Immersion Corporation’s common stock as reported on The Nasdaq Global Market on December 10, 2014.

This registration statement (the “Registration Statement”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) in order to register an additional 1,400,000 shares of common stock, par value $0.001 per share (“Common Stock”), of Immersion Corporation (the “Registrant”), which may be offered or sold to participants under the Immersion Corporation 2011 Equity Incentive Plan, as amended (the “Plan”). The Registrant has previously registered on Form S-8 (File No. 333-175274) 4,979,263 shares of Common Stock issuable pursuant to the Plan. The additional 1,400,000 shares of Common Stock authorized for issuance under the Plan and being registered hereunder were approved by the Registrant’s stockholders at the annual meeting of stockholders held on June 6, 2014. Following the filing of this Registration Statement, there will be an aggregate of 6,379,263 shares of Common Stock registered and authorized for issuance pursuant to the Plan. Pursuant to General Instruction E to Form S-8, the contents of registration statement No. 333-175274 are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those Items of Form S-8 containing new information not contained in registration statement No. 333-175274 are presented herein.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(A) PROSPECTUS

The information required by this Part I (Items 1 and 2) is omitted from this registration statement in accordance with Rule 428(b)(1) of the Securities Act, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registration with the Commission are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which includes audited consolidated financial statements for the fiscal year ended December 31, 2013.

(b)	The description of the Registrant’s Common Stock contained in the Registrant’s Statement on Form 8-A, filed on November 5, 1999 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description of the Registrant’s Common Stock.

(c)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the audited financial statements described in (a) above.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. Any statement contained in this Registration Statement, in an amendment hereto, or a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

To the extent that any proxy statement or Form 8-K is incorporated herein by reference, such incorporation shall not include any information contained in such proxy statement or Form 8-K which is not, pursuant to the SEC’s rules, deemed to be “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 15th day of December, 2014.

IMMERSION

By:	/s/ Amie Peters
Amie Peters
General Counsel

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Amie Peters his true and lawful attorneys in fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the registration statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Victor Viegas Victor Viegas	President, Chief Executive Officer and Director (Principal Executive Officer)	December 10, 2014

/s/ Paul Norris Paul Norris	Chief Financial Officer (Principal Financial and Accounting Officer)	December 12, 2014

/s/ Carl Schlachte Carl Schlachte	Chairman of the Board	December 10, 2014

/s/ Jack Saltich Jack Saltich	Director	December 10, 2014

/s/ David Sugishita David Sugishita	Director	December 10, 2014

/s/ David Habiger David Habiger	Director	December 10, 2014

INDEX TO EXHIBITS

Incorporated by Reference
Exhibit Number	Description of Exhibit	Form	File No.	Exhibit	Filing Date	Filed Herewith

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm					X

23.2	Consent of Fenwick & West LLP (filed as part of Exhibit 5.1)					X

24.1	Power of Attorney (see signature page)					X